    As filed with the Securities and Exchange Commission on October 18, 2000

                                                           REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              ---------------------

                                VARIAGENICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                                        04-3182077
         (STATE OR OTHER JURISDICTION                                           (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                                       IDENTIFICATION NO.)

                               60 HAMPSHIRE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 588-5300
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              VARIAGENICS, INC. AMENDED 1997 EMPLOYEE, DIRECTOR AND
                          CONSULTANT STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                                TAYLOR J. CROUCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VARIAGENICS, INC.
                               60 HAMPSHIRE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 588-5300
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                              ---------------------


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   Proposed                    Proposed
          Title of                    Amount to be                  Maximum                     Maximum
 securities to be registered         registered (1)             offering price                 Aggregate                Amount of
                                                                 per share (2)            offering price (2)       Registration fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value          2,957,475 shares            $    2.34               $   6,913,713                $1,825
                                      1,656,728 shares            $   14.25               $  23,608,374                $6,233
                                      =========                                           =============                ======
                                      4,614,203 shares                                    $  30,522,087                $8,058
===================================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock") stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Variagenics, Inc. Amended 1997 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares that may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h)(1) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (October 13, 2000) within 5 business days prior to filing this Registration Statement.

================================================================================

                                EXPLANATORY NOTE


         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (1) The Registrant's prospectus dated July 21, 2000 filed with the Commission pursuant to Rule 424(b) of the Securities Act in connection with the Registrant's Registration Statement on Form S-1 (No. 333-33558).

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-31035) filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (3) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No.0-31035) filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm own an aggregate of approximately 32,243 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated herein by reference from Registration Statement on Form S-1, No. 333-33558.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (3.1) Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

         (3.2) Restated By-laws of the Registrant (Filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

         (4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of PricewaterhouseCoopers LLP.

         (24) Power of Attorney (included on the signature page of this Registration Statement).

         (99.1) Variagenics, Inc. Amended 1997 Employee, Director and Consultant Stock Option Plan.

         (99.2)   Form of Incentive Stock Option Agreement.

         (99.3)   Form of Non-Qualified Stock Option Agreement.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on October 18, 2000.


                                      VARIAGENICS, INC.


                                      By   /s/ Taylor J. Crouch
                                           ------------------------------------
                                           Taylor J. Crouch
                                           President and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Taylor J. Crouch and Richard P. Shea, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Variagenics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURES                                         TITLE                                 DATE

/s/ Taylor J. Crouch
-----------------------------------------          President, Chief Executive Officer            October 18, 2000
Taylor J. Crouch                                   and Director (Principal executive officer)


/s/ Richard P. Shea
-----------------------------------------          Chief Financial Officer and Treasurer         October 18, 2000
Richard P. Shea                                    (Principal financial and accounting officer)


/s/ David Housman, Ph.D.
-----------------------------------------          Director                                      October 18, 2000
David Housman, Ph.D.


/s/ Philippe O. Chambon, M.D., Ph.D.
-----------------------------------------          Director                                      October 18, 2000
Philippe O. Chambon, M.D., Ph.D.


/s/ Jean-Francois Formela, M.D.
-----------------------------------------          Director                                      October 18, 2000
Jean-Francois Formela, M.D.


 /s/ Martin A. Vogelbaum
-----------------------------------------          Director                                      October 18, 2000
Martin A. Vogelbaum


/s/ William A. Scott, Ph.D.
-----------------------------------------          Director                                      October 18, 2000
William A. Scott, Ph.D.


/s/ Anthony Wild, Ph.D.
-----------------------------------------          Director                                      October 18, 2000
Anthony Wild, Ph.D.

                                VARIAGENICS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT
NUMBER                 DESCRIPTION

(3.1)    Restated Certificate of Incorporation of the Registrant (Filed as
         Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

(3.2) Restated By-Laws of the Registrant (Filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

(4.1) Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-33558, and incorporated herein by reference).

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)   Consent of PricewaterhouseCoopers LLP.

(24) Power of Attorney (included on the signature page of this Registration Statement).

(99.1) Variagenics, Inc. Amended 1997 Employee, Director and Consultant Stock Option Plan.

(99.2)   Form of Incentive Stock Option Agreement.

(99.3)   Form of Non-Qualified Stock Option Agreement.